Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 28, 2023, with respect to the consolidated financial statements of Virgin Galactic Holdings, Inc., incorporated herein by reference.

/s/ KPMG LLP

Los Angeles, California

June 12, 2024